Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:
Kronos:	Paul Lacy
(978) 947-4944
placy@kronos.com

Hellman & Friedman:	Steve Bruce
The Abernathy MacGregor Group
212-371-5999
sb@abmac.com

Kronos® Announces Agreement to be Acquired by Hellman & Friedman

Shareholders to Receive $55.00 in Cash per Share; Transaction Valued at Approximately $1.8 Billion

CHELMSFORD, Mass., March 23, 2007 — Kronos® Incorporated (Nasdaq: KRON), a leading provider of human capital management solutions, today announced that it has signed a definitive agreement to be acquired by the private equity firm Hellman & Friedman Capital Partners VI, L.P. and its related funds in a transaction valued at approximately $1.8 billion. Under the terms of the agreement, Kronos shareholders will receive $55.00 in cash for each share of Kronos common stock, representing a 34.4% premium over Kronos’ closing share price from 20 trading days ago.

Hellman & Friedman LLC is a leading private equity investment firm with offices in San Francisco, New York and London and is currently investing its sixth fund, which has over $8 billion of committed capital. Investing alongside lead investor Hellman & Friedman will be JMI Equity, a private equity firm focused exclusively on the software and business services industries.

“We are pleased to announce this agreement, which represents the culmination of a thorough review of our standalone plan and strategic alternatives,” said Mark S. Ain, Executive Chairman of the Kronos Board of Directors. “Our Board of Directors believes this transaction is in the best interests of our shareholders and affirms Kronos’ tremendous value, market-leadership, and the exciting growth opportunities in front of us.”

“Hellman & Friedman will be a great partner for Kronos. They have tremendous capital resources, significant expertise in software and technology, and a proven track record of building leading global companies. Importantly, Hellman & Friedman shares our commitment to accelerate our global and talent management expansion initiatives as we work together to achieve our goal of becoming the first billion dollar company exclusively focused on human capital management,” said Kronos Chief Executive Officer Aron Ain. “Kronos remains deeply committed to the markets we serve, and we now expect to have even greater flexibility to invest in our customers, technology, and people.”

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“We believe Kronos is a uniquely positioned global software and services company,” said David Tunnell, Managing Director of Hellman & Friedman LLC. “It has a strong franchise with leading positions in large and growing markets, and a world-class management team. We look forward to working with Kronos to serve its current and future customers and to achieve its long-term business goals.”

Kronos’ Board of Directors has approved the merger agreement and has resolved to recommend that shareholders adopt the agreement. Pending the receipt of shareholder approval and expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and other required regulatory approvals, as well as satisfaction of other customary closing conditions, the transaction is expected to be completed in the fourth quarter of fiscal 2007. The transaction will be financed through a combination of debt and equity financing and cash, cash equivalents and short-term investments of Kronos. There is no financing condition to the obligations of the equity sponsors to consummate the transaction.

Jefferies Broadview, a division of Jefferies and Co., is acting as exclusive financial advisor to the special committee of the Board of Directors of Kronos, and provided a fairness opinion to the board of Kronos. WilmerHale is acting as legal advisor for Kronos, and Simpson Thacher & Bartlett LLP is acting as legal advisor to Hellman & Friedman.

Important Additional Information Will Be Filed With the SEC

Kronos plans to file with the SEC and mail to its shareholders a Proxy Statement in connection with the merger. The Proxy Statement will contain important information about Kronos, the merger and related matters. Investors and security holders are urged to read the Proxy Statement carefully when it is available.

Investors and security holders will be able to obtain free copies of the Proxy Statement and other documents filed with the SEC by Kronos through the web site maintained by the SEC at www.sec.gov. In addition, investors and security holders will be able to obtain free copies of the Proxy Statement from Kronos by contacting Kronos Investor Relations at 978-250-9800.

Kronos and its directors and executive officers may be deemed to be participants in the solicitation of proxies with respect to the transactions contemplated by the merger agreement. Information regarding Kronos’ directors and executive officers is contained in Kronos’ Annual Report on Form 10-K for the year ended September 30, 2006 and its proxy statement dated January 19, 2007, which are filed with the SEC. As of February 28, 2007, Kronos’ directors and executive officers beneficially owned approximately 1,187,844 shares, or 3.6%, of Kronos’ common stock. You can obtain free copies of these documents from Kronos using the contact information set forth above. Additional information regarding interests of such participants will be included in the Proxy Statement that will be filed with the SEC and available free of charge as indicated above.

Safe Harbor For Forward-Looking Statements

Statements in this press release regarding the proposed transaction between Hellman & Friedman and Kronos, the expected timetable for completing the transaction, future financial and operating results, benefits and synergies of the transaction, future opportunities for the combined company and any other statements about Hellman &

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Friedman or Kronos management’s future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements. Important factors that might cause such a difference include, but are not limited to: the ability of Kronos to obtain shareholder approval of the merger, the possibility that the merger will not close or that the closing will be delayed, and other events and factors disclosed previously and described in Kronos’ Annual Report on Form 10-K for the year ended September 30, 2006 and its Quarterly Report on Form 10-Q for the Quarter ended December 30, 2006. Kronos disclaims any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.

About Kronos Incorporated

Kronos Incorporated empowers organizations around the world to effectively manage their workforce. At Kronos, we are experts who are solely focused on delivering software and services that enable organizations to reduce costs, increase productivity, improve employee satisfaction, and ultimately enhance the level of service they provide. Kronos serves customers in more than 50 countries through its network of offices, subsidiaries, and distributors. Widely recognized as a market and thought leader in managing the workforce, Kronos has unrivaled reach with more than 30 million people using a Kronos solution every day. Learn more about Kronos at www.Kronos.com.

About Hellman & Friedman LLC

Hellman & Friedman LLC is a leading private equity investment firm with offices in San Francisco, New York and London. The Firm focuses on investing in superior business franchises and serving as a value-added partner to management in select industries including financial services, professional services, asset management, software and information services, media and energy. Since its founding in 1984, the Firm has raised and, through its affiliated funds, managed over $16 billion of committed capital and is currently investing its sixth partnership, Hellman & Friedman Capital Partners VI L.P., with over $8 billion of committed capital. Other software and information services investments include: Activant Solutions Inc., Blackbaud, Inc, DoubleClick, Inc., Intergraph Corporation, Mitchell International, Inc, and Vertafore, Inc. Other recent investments include: Artisan Partners Limited Partnership, The Nasdaq Stock Market, Texas Genco LLC, and The Nielsen Company.

About JMI Equity

JMI Equity, based in Baltimore and San Diego, is a private equity firm exclusively focused on providing growth capital to software and service companies. Founded in 1992, JMI has invested in more than 80 companies throughout North America and has approximately $700 million of capital under management. In addition to providing the first institutional capital to self-funded companies, JMI also invests in selected recapitalization and management buyout financings. Representative investments include Blackbaud, Inc., DoubleClick, Inc., Jackson Hewitt, Inc., Mission Critical Software, Inc. (acquired by NetIQ, Inc), NEON Systems, Inc. (acquired by Progress Software Corporation), Transaction Systems Architects, Inc and Unica Corporation. For more information on JMI Equity, visit www.jmiequity.com.